[Logo ASB Bancorp, Inc]

Proposed Holding Company for

Asheville Savings Bank

Questions and Answers

About Our Conversion and Stock Offering

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

This pamphlet answers questions about the Asheville Savings Bank conversion and stock offering. Investing in shares of common stock involves certain risks. For a discussion of these risks and other factors, including a detailed description of the offering, investors are urged to read the accompanying prospectus, especially the discussion under the heading “Risk Factors.”

GENERAL — THE CONVERSION

Our Board of Directors has determined that the conversion is in the best interests of Asheville Savings Bank, our customers and the communities we serve.

WHAT IS THE CONVERSION?

Under the Plan of Conversion, our organization is converting from the mutual to stock form of organization. As a result of the conversion, Asheville Savings Bank will be the wholly owned subsidiary of a newly formed stock holding company named ASB Bancorp, Inc.

After the conversion is completed, 100% of the common stock of ASB Bancorp, Inc. will be owned by public stockholders.

WHY IS ASHEVILLE SAVINGS BANK CONVERTING TO THE STOCK FORM OF ORGANIZATION?

The conversion to the stock form of organization will enable Asheville Savings Bank to access capital through the sale of common stock by ASB Bancorp, Inc. Our primary reasons for the conversion and offering are to: (i) enhance profitability and earnings through reinvesting and leveraging the proceeds, primarily through traditional funding and lending activities; (ii) support future branching activities and/or the acquisition of other financial institutions or financial services companies; (iii) enhance our ability to compete in our primary market area by offering new products and services; (iv) increase our capital to meet anticipated industry-wide increases in regulatory capital requirements; and (v) implement equity compensation plans to retain and attract qualified directors, officers and staff to enhance the current incentive-based compensation programs.

WHAT EFFECT WILL THE CONVERSION HAVE ON EXISTING DEPOSIT AND LOAN ACCOUNTS AND CUSTOMER RELATIONSHIPS?

The conversion will have no effect on existing deposit or loan accounts and customer relationships. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limit. Interest rates and existing terms and conditions on deposit accounts will remain the same upon completion of the conversion. Contractual obligations of borrowers of Asheville Savings Bank will not change and there will be no change in the amount, interest rate, maturity, security or any other condition relating to the respective loans of customers.

WILL CUSTOMERS NOTICE ANY CHANGE IN ASHEVILLE SAVINGS BANK’S DAY-TO-DAY ACTIVITIES AS A RESULT OF THE CONVERSION AND THE OFFERING?

No. It will be business as usual. The conversion is an internal change in our corporate structure. There are no planned changes to our Board of Directors, management, staff or branches at this time.

THE PROXY VOTE

Although we have received conditional approval from our federal and state regulators, the Plan of Conversion is also subject to member approval.

SHOULD I VOTE TO APPROVE THE PLAN OF CONVERSION?

Your Board of Directors unanimously recommends a vote “FOR” the Plan of Conversion. Your Board of Directors believes that converting to a public ownership structure will best support future growth and expanded services. Your “FOR” vote is very important! NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION.

WHY DID I GET SEVERAL PROXY CARDS?

If you have multiple accounts with Asheville Savings Bank, you could receive more than one proxy card, depending on the ownership structure of your accounts. There are no duplicate cards – please vote all of the proxy cards you receive.

PLEASE SIGN AND RETURN ALL PROXY CARDS TODAY!

HOW MANY VOTES DO I HAVE?

Depositors are entitled to one vote for each $100 on deposit and borrower members are entitled to one vote. No member may cast more than 1,000 votes. Proxy cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer when returned to the Stock Information Center.

MAY I VOTE IN PERSON AT THE SPECIAL MEETING?

Yes, but we would still like you to sign, date and mail your proxy today. If you decide to revoke your proxy, you may do so at any time before the proxy is exercised by executing and delivering a later-dated proxy or by giving notice of revocation in writing or by voting in person at the special meeting. Attendance at the special meeting will not, of itself, revoke a proxy.

MORE THAN ONE NAME APPEARS ON MY PROXY CARD, WHO MUST SIGN?

The names reflect the title of your deposit accounts. Proxy cards for joint accounts require the signature of only one member. Proxy cards for trust or custodial accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

ARE ASHEVILLE SAVINGS BANK’S DEPOSITORS REQUIRED TO PURCHASE STOCK IN THE CONVERSION?

No depositor or other person is required to purchase stock. However, depositors and other eligible persons will be provided the opportunity to purchase stock consistent with the established priority of subscription rights, should they so desire. The decision to purchase stock will be exclusively that of each person. Whether an individual decides to purchase stock or not will have no positive or negative impact on his or her standing as a customer of Asheville Savings Bank. The conversion will allow customers of Asheville Savings Bank an opportunity to buy common stock and become stockholders of ASB Bancorp, Inc.

HOW MANY COMMON SHARES ARE BEING OFFERED AND AT WHAT PRICE?

ASB Bancorp, Inc. is offering up to 7,245,000 shares of common stock, subject to adjustment as described in the prospectus, at a price of $10.00 per share.

WHO IS ELIGIBLE TO PURCHASE COMMON SHARES IN THE SUBSCRIPTION AND COMMUNITY OFFERINGS?

Pursuant to the Plan of Conversion, non-transferable rights to subscribe for shares of ASB Bancorp, Inc. common stock in the Subscription Offering have been granted in the following descending order of priority.

Priority 1—Depositors with a minimum of $50 on deposit at Asheville Savings Bank at the close of business on February 28, 2010.

Priority 2—Our tax-qualified employee stock ownership plan.

Priority 3—Depositors with a minimum of $50 on deposit at Asheville Savings Bank at the close of business on June 30, 2011.

Priority 4—Depositors and borrowers of Asheville Savings Bank at the close of business on
, 2011,

Shares not purchased in the Subscription Offering may be offered for sale to the general public in a direct Community Offering, with a preference given first to natural persons and trusts of natural persons who reside in Buncombe, Madison, McDowell, Henderson, and Transylvania counties in North Carolina.

Shares not sold in the Subscription and direct Community Offerings may be offered for sale through a Syndicated Community Offering to selected investors.

If we receive orders for more shares than we offering, we may not be able to fully or partially fill your order. Shares will be allocated first to subscribers in the subscription offering in the order of priority set forth above.

HOW MANY SHARES MAY I BUY?

The minimum purchase is 25 shares. The maximum purchase for an individual is 30,000 shares (30,000 shares x $10.00 per share = $300,000). No person together with “associates”, as defined in the Plan of Conversion and prospectus, and persons “acting in concert”, as defined in the Plan of Conversion and prospectus, may purchase more than 50,000 shares (50,000 shares x $10.00 per share = $500,000) of the common stock offered in the stock offering.

WILL THE COMMON STOCK BE INSURED?

No. Like any common stock, the common stock of ASB Bancorp, Inc. will NOT be insured.

HOW DO I ORDER THE COMMON STOCK?

You must complete and return the enclosed Stock Order and Certification Form, along with full payment. Instructions for completing your Stock Order and Certification Form are included with the order form. Your order must be received by us (not postmarked) by 12:00 noon, Eastern time, on                 , 2011. Delivery of an original stock order form (we reserve the right to reject copies or facsimiles) and full payment may be made by mail, by overnight courier to the indicated address on the stock order form, or by hand-delivery, using the Stock Order Reply Envelope provided, to any of our full service banking locations. Please do not mail stock order forms to any Asheville Savings Bank branch offices.

HOW MAY I PAY FOR MY COMMON STOCK?

First, you may pay for common stock by check or money order made payable to ASB Bancorp, Inc. These funds will be cashed upon receipt. We cannot accept wires or third party checks. Asheville Savings Bank line of credit checks may not be used. Please do not mail cash!

Second, you may authorize us to withdraw funds from your SAVINGS ACCOUNT or CERTIFICATE OF DEPOSIT at Asheville Savings Bank. There is no penalty for early withdrawal from a certificate of deposit for the purposes of purchasing stock in the offering. You will not have access to these funds from the day we receive your order until completion or termination of the conversion. You may not designate withdrawal from Asheville Savings Bank accounts with check-writing privileges. Please submit a check instead. Also, IRA or other retirement accounts held at Asheville Savings Bank may not be listed for direct withdrawal. See information on IRAs below.

WILL I EARN INTEREST ON MY FUNDS?

Interest will be paid by ASB Bancorp, Inc. on these funds at Asheville Savings Bank’s statement savings rate from the day the funds are received until the completion or termination of the conversion. At that time, you will be issued a check for interest earned on these funds. If paid by authorizing a direct withdrawal from your Asheville Savings Bank deposit account(s), your funds will continue earning interest within the account, at the applicable deposit account rate, until they are withdrawn.

CAN I PURCHASE STOCK USING FUNDS IN MY ASHEVILLE SAVINGS BANK IRA?

Yes, but not directly. To do so, you must first establish a self-directed IRA at a brokerage firm and transfer the necessary funds from your IRA at Asheville Savings Bank. Please contact your broker or self-directed IRA provider as soon as possible if you want to explore this option, as these transactions take time. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time.

WILL DIVIDENDS BE PAID ON THE COMMON STOCK?

Following the offering, our Board of Directors will consider adopting a policy of paying cash dividends. However, ASB cannot guarantee that we will pay dividends or that, if paid, we will not reduce or eliminate dividends in the future.

HOW WILL THE COMMON STOCK BE TRADED?

After the completion of the offering ASB Bancorp, Inc.’s stock is expected to trade on the Nasdaq Global Market under the symbol “ASBB.” However, no assurance can be given that an active and liquid market will develop.

ARE EXECUTIVE OFFICERS AND DIRECTORS OF ASHEVILLE SAVINGS BANK PLANNING TO PURCHASE STOCK?

Yes! The executive officers and directors of Asheville Savings Bank plan to purchase, in the aggregate, $1,605,000 worth of stock or approximately 3% of the common stock offered at the minimum of the offering range.

MUST I PAY A COMMISSION?

No. You will not be charged a commission or fee on the purchase of common stock in the conversion. However, if you are purchasing through a brokerage account, your broker may charge fees associated with your purchase and if you are buying through a self-directed IRA with a broker there are usually fees associated with these brokerage accounts.

MAY I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK?

No. After receipt your executed stock order form may not be modified, amended or rescinded without our consent, unless the offering is not completed by                 , 2011, in which event subscribers may be given the opportunity to increase, decrease or rescind their orders for a specified period of time.

IF I PURCHASE SHARES IN THE OFFERING, WHEN WILL I RECEIVE MY STOCK CERTIFICATE?

Our transfer agent, Registrar and Transfer Company, will send stock certificates by first class mail as soon as possible after completion of the stock offering. Although the shares of ASB Bancorp, Inc. common stock will have begun trading, brokerage firms may require that you have received your stock certificate(s) prior to selling your shares. Your ability to sell the shares of common stock prior to your receipt of the stock certificate will depend on the arrangements you may make with your brokerage firm.

WHERE TO GET MORE INFORMATION

If you have any questions regarding the offering, please call the stock information center at (            )             -             to speak to a registered representative of Keefe, Bruyette & Woods, Inc. Representatives are available by telephone Monday through Friday, 10:00 a.m. to 6:00 p.m., Eastern time. You may also meet in person with a representative by visiting our stock information center located at our operations center at 901 Smoky Park Highway, Candler, North Carolina. The stock information center will be open Monday, 12:00 noon to 5:00 p.m., Tuesday through Thursday, 9:00 a.m. to 5:00 p.m., and Friday, 9:00 a.m. to 12:00 noon. The stock information center will be closed on weekends and bank holidays.

[Logo of Asheville Savings Bank]

Dear Member:

We are pleased to announce that Asheville Savings Bank is converting from the mutual to stock form of organization, subject to approval by the members of Asheville Savings Bank at a Special Meeting of Members to be held on                     , 2011. Asheville Savings Bank will be the wholly owned subsidiary of a newly formed stock holding company named ASB Bancorp, Inc. In connection with the conversion, ASB Bancorp, Inc. is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

To complete the conversion, we need your participation in an important vote. Enclosed are a proxy statement and a prospectus describing the Plan of Conversion and your voting and subscription rights. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy materials, is your proxy card, the detachable section attached to the order form bearing your name and address. This proxy card should be voted prior to the Special Meeting of Members to be held on             , 2011. You may vote by mail using the enclosed envelope, or follow the enclosed instructions to vote by Internet or Telephone. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

The Board of Directors believes the conversion will offer a number of advantages, such as an opportunity for members of Asheville Savings Bank to become stockholders of ASB Bancorp, Inc. Please remember:

➢	Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation (“FDIC”).
➢	There will be no change in the balance, interest rate or maturity of any deposit account or loan because of the conversion.
➢	Members have a right, but not an obligation, to buy ASB Bancorp, Inc. common stock and may do so without the payment of a commission or fee before it is offered to the general public.
➢	Like all stock, shares of ASB Bancorp, Inc.’s common stock issued in this offering will not be insured by the FDIC.

The enclosed prospectus contains a detailed discussion of the conversion and stock offering. We urge you to read this document carefully. If you are interested in purchasing the common stock of ASB Bancorp, Inc., your Stock Order and Certification Form and payment must be received (not footmarked) by us before 12:00 noon, Eastern time, on             , 2011.

If you have any questions regarding the offering, please call our information hotline at (            )             -             to speak to a representative of Keefe, Bruyette & Woods, Inc. Representatives are available by telephone Monday through Friday, 10:00 a.m. to 6:00 p.m., Eastern time. You may also meet in person with a representative by visiting our stock information center located at our operations center at 901 Smoky Park Highway, Candler, North Carolina. The stock information center will be open Monday, 12:00 noon to 5:00 p.m., Tuesday through Thursday, 9:00 a.m. to 5:00 p.m., and Friday, 9:00 a.m. to 12:00 noon. The stock information center will be closed on weekends and bank holidays.

Sincerely,

Suzanne S. DeFerie

President & CEO

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the shares of common stock is subject to investment risks, including possible loss of the principal invested.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

M

[Logo of Asheville Saving Bank]

Dear Friend:

We are pleased to announce that Asheville Savings Bank is converting from the mutual to stock form of organization, subject to approval by the members of Asheville Savings Bank at a Special Meeting of Members. Asheville Savings Bank will be the wholly owned subsidiary of a newly formed stock holding company named ASB Bancorp, Inc. In connection with the conversion, ASB Bancorp, Inc. is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

Because we believe you may be interested in learning more about an investment in the common stock of ASB Bancorp, Inc., we are sending you the following materials which describe the conversion and stock offering.

PROSPECTUS: This document provides detailed information about Asheville Savings Bank’s operations and the proposed conversion and offering of ASB Bancorp, Inc. common stock.

STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock in the subscription or direct community offering. Your stock order must be received by 12:00 noon Eastern time on             , 2011. You may deliver your stock order and payment by overnight delivery service to the address indicated for that purpose on the top of the stock order and certification form, by hand-delivery to any of our full service banking locations, or by mail, using the stock order reply envelope provided. Please do not mail stock orders forms to any Asheville Savings Bank branch offices.

As a friend of Asheville Savings Bank, you will have the opportunity to buy common stock directly from ASB Bancorp, Inc. without paying a commission or fee, subject the subscription rights described in the prospectus.

If you have any questions regarding the offering, please call our information hotline at (            )             -             to speak to a representative of Keefe, Bruyette & Woods, Inc. Representatives are available by telephone Monday through Friday, 10:00 a.m. to 6:00 p.m., Eastern time. You may also meet in person with a representative by visiting our stock information center located at our operations center at 901 Smoky Park Highway, Candler, North Carolina. The stock information center will be open Monday, 12:00 noon to 5:00 p.m., Tuesday through Thursday, 9:00 a.m. to 5:00 p.m., and Friday, 9:00 a.m. to 12:00 noon. The stock information center will be closed on weekends and bank holidays.

Sincerely,

Suzanne S. DeFerie

President & CEO

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the shares of common stock is subject to investment risks, including possible loss of the principal invested.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

F

[Logo of Asheville Savings Bank]

Dear Prospective Investor:

We are pleased to announce that Asheville Savings Bank is converting from the mutual to stock form of organization, subject to approval by the members of Asheville Savings Bank at a Special Meeting of Members. Asheville Savings Bank will be the wholly owned subsidiary of a newly formed stock holding company named ASB Bancorp, Inc. In connection with the conversion, ASB Bancorp, Inc. is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

We have enclosed the following materials that will help you learn more about an investment in the common stock of ASB Bancorp, Inc. Please read and review the materials carefully.

PROSPECTUS: This document provides detailed information about Asheville Savings Bank’s operations and the proposed conversion and offering of ASB Bancorp, Inc. common stock.

STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock in the subscription or direct community offering. Your stock order must be received by 12:00 noon Eastern time on             , 2011. You may deliver your stock order and payment by overnight delivery service to the address indicated for that purpose on the top of the stock order and certification form, by hand-delivery to any of our full service banking locations, or by mail, using the stock order reply envelope provided. Please do not mail stock orders forms to any Asheville Savings Bank branch offices.

We invite you and other community members to become stockholders of ASB Bancorp, Inc. Through this offering, you have the opportunity to buy stock directly from ASB Bancorp, Inc. without paying a commission or a fee, subject to the subscription rights described in the prospectus.

If you have any questions regarding the offering, please call our information hotline at (            )             -             to speak to a representative of Keefe, Bruyette & Woods, Inc. Representatives are available by telephone Monday through Friday, 10:00 a.m. to 6:00 p.m., Eastern time. You may also meet in person with a representative by visiting our stock information center located at our operations center at 901 Smoky Park Highway, Candler, North Carolina. The stock information center will be open Monday, 12:00 noon to 5:00 p.m., Tuesday through Thursday, 9:00 a.m. to 5:00 p.m., and Friday, 9:00 a.m. to 12:00 noon. The stock information center will be closed on weekends and bank holidays.

Sincerely,

Suzanne S. DeFerie

President & CEO

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the shares of common stock is subject to investment risks, including possible loss of the principal invested.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

I

[Logo of Asheville Savings Bank]

Dear Member:

We are pleased to announce that Asheville Savings Bank is converting from the mutual to stock form of organization, subject to approval by the members of Asheville Savings Bank at a Special Meeting of Members to be held on             , 2011. Asheville Savings Bank will be the wholly owned subsidiary of a newly formed stock holding company named ASB Bancorp, Inc. In connection with the conversion, ASB Bancorp, Inc. is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

Unfortunately, ASB Bancorp, Inc. is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities or other laws of your jurisdiction impractical for reasons of cost or otherwise. Accordingly, this letter and the enclosures should not be considered an offer to sell or a solicitation of an offer to buy the common stock of ASB Bancorp, Inc.

However, as a member of Asheville Savings Bank, you have the right to vote on the Plan of Conversion of Asheville Savings Bank at the Special Meeting of Members to be held on             , 2011. Enclosed is a proxy statement describing the offering, your voting rights, and proxy cards. YOUR VOTE IS VERY IMPORTANT. Your proxy card(s) should be voted prior to the Special Meeting of Members on             , 2011. You may vote by mail using the enclosed envelope, or follow the enclosed instructions to vote by Internet or Telephone. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

Please remember:

➢	Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation (“FDIC”).

➢	There will be no change in the balance, interest rate or maturity of any deposit account or loan because of the conversion.

We invite you to attend the Special Meeting of Members on             , 2011. Whether or not you are able to attend, please complete the enclosed proxy card(s) and return the proxy card(s) in the enclosed envelope.

Sincerely,

Suzanne S. DeFerie

President & CEO

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

The enclosed prospectus is not an offer to you to buy the common stock described in the prospectus and is being provided only as part of the proxy statement for the Special Meeting.

B

To Members and Friends of Asheville Savings Bank

Keefe, Bruyette & Woods, Inc., a member of the Financial Industry Regulatory Authority, is assisting Asheville Savings Bank in converting from the mutual to stock form of organization, subject to approval by the members of Asheville Savings Bank. Upon completion of the conversion, Asheville Savings Bank will be a wholly owned subsidiary of a newly formed stock holding company named ASB Bancorp, Inc. In connection with the conversion, ASB Bancorp, Inc. is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

At the request of ASB Bancorp, Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in the shares of ASB Bancorp, Inc. common stock being offered to customers of ASB Bancorp, Inc. and various other persons until 12:00 noon, Eastern time, on                     , 2011. Please read the enclosed prospectus carefully for a complete description of the stock offering. ASB Bancorp, Inc. has asked us to forward the prospectus and accompanying documents to you in view of certain requirements of the securities laws in your state.

If you have any questions regarding the offering, please call our information hotline at (        )         -         to speak to a representative of Keefe, Bruyette & Woods, Inc. Representatives are available by telephone Monday through Friday, 10:00 a.m. to 6:00 p.m., Eastern time. You may also meet in person with a representative by visiting our stock information center located at our operations center at 901 Smoky Park Highway, Candler, North Carolina. The stock information center will be open Monday, 12:00 noon to 5:00 p.m., Tuesday through Thursday, 9:00 a.m. to 5:00 p.m., and Friday, 9:00 a.m. to 12:00 noon. The stock information center will be closed on weekends and bank holidays.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the shares of common stock is subject to investment risks, including possible loss of the principal invested.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

D

PG1

[Logo of Asheville Savings Bank]

PROXY GRAM

PLEASE VOTE TODAY

We recently sent you a proxy statement and related materials regarding a proposal to convert

Asheville Savings Bank from the mutual to stock form of organization.

Your vote on the Plan of Conversion has not yet been received.

Voting for the conversion does not obligate you to purchase stock and will not affect your accounts or

FDIC insurance coverage.

Not Returning Your Proxy Card(s) has the Same Effect as Voting

“Against” the Plan of Conversion.

Your Board of Directors Unanimously Recommends a Vote

“FOR” the Plan of Conversion.

Your Vote Is Important To Us!

Please vote TODAY!

You may vote by mail using the enclosed envelope, or follow the enclosed instructions to vote by Internet or Telephone.

If you received more than one proxy card, please vote all cards you received.

Thank you,

Suzanne S. DeFerie

President & CEO

If you have already voted your proxy card(s), please accept our thanks and disregard this notice.

For further information please call our information hotline at (877)                 .

The shares of common stock being offered are not deposits or savings accounts and are not insured or guaranteed by the

Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

PG2

[Logo of Asheville Savings Bank]

PROXY GRAM II

PLEASE VOTE TODAY

We recently sent you a proxy statement and related materials regarding a proposal to convert Asheville Savings Bank from the mutual to stock form of organization.

Your vote on the Plan of Conversion has not yet been received.

Voting for the conversion does not obligate you to purchase stock and will not affect your accounts or

FDIC insurance coverage.

Not Voting has the Same Effect as Voting

“Against” the Plan of Conversion.

Your Board of Directors Unanimously Recommends a Vote

“FOR” the Plan of Conversion.

Our Reasons for the Conversion

Our primary reasons for converting and raising additional capital through the offering are to:

•	enhance profitability and earnings through reinvesting and leveraging the proceeds, primarily through traditional funding and lending activities;
•	support future branching activities and/or the acquisition of other financial institutions or financial services companies;
•	enhance Asheville Savings Bank’s ability to compete in its primary market area by offering new products and services;
•	increase our capital to meet anticipated industry-wide increases in regulatory capital requirements; and
•	implement equity compensation plans to retain and attract qualified directors, officers and staff to enhance the current incentive-based compensation programs.

Your Vote Is Important To Us!

Please vote TODAY!

You may vote by mail using the enclosed envelope, or follow the enclosed Instructions to vote by Internet or Telephone.

If you received more than one proxy card, please vote all cards you received.

Thank you,

Suzanne S. DeFerie

President & CEO

If you have already voted your proxy card(s), please accept our thanks and disregard this notice.

For further information please call our information hotline at (877)                 .

The shares of common stock being offered are not deposits or savings accounts and are not insured or guaranteed by the

Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Logo of Asheville Savings Bank]

Dear Valued Asheville Savings Bank Member:

We recently forwarded to you a proxy statement and related materials regarding a proposal to convert Asheville Savings Bank from the mutual to stock form of organization. This conversion will allow us to operate in essentially the same manner as we currently operate, but provide us with the flexibility to increase our capital, continue to support future lending and operational growth, and support the possible expansion of business activities.

As of today, your vote on our Plan of Conversion has not been received. Your Board of Directors unanimously recommends a vote “FOR” the Plan of Conversion.

If you have already voted, please accept our thanks and disregard this request. If you have not yet voted, we would sincerely appreciate you taking a moment to vote TODAY! You may vote by mail using the enclosed envelope, or follow the enclosed instructions to vote by Internet or Telephone. If you received more than one proxy card, please vote all cards you received. Our meeting on             , 2011 is fast approaching and we’d like to receive your vote as soon as possible.

Voting “FOR” the conversion does not affect the terms of or insurance on your accounts. For further information, please call our information hotline at (877)                 , Monday through Friday, between 10:00 a.m. and 6:00 p.m., Eastern time.

Best regards and thank you,

Suzanne S. DeFerie

President & CEO

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the shares of common stock is subject to investment risks, including possible loss of the principal invested.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

PG3

Read This First

Guidance for Accountholders

ASB Bancorp, Inc., the proposed holding company of Asheville Savings Bank, is in the process of selling stock to the public, as part of its mutual-to-stock conversion. As an accountholder at Asheville Savings Bank, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact our information hotline at (877)             . ASB Bancorp, Inc. is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, your legal expenses will be covered.

On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in the ASB Bancorp, Inc. mutual-to-stock conversion offering. If you have questions, please contact our information hotline at (877)                 .

OTS

What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in the ASB Bancorp, Inc. mutual-to-stock conversion offering include the following:

•

Know the Rules - By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

•

“Neither a Borrower nor a Lender Be” - If someone offers to lend you money so that you can participate or participate more fully in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

•

Watch Out for Opportunists - The opportunist may tell you that he or she is a lawyer - or a consultant or a professional investor or some similarly impressive tale - who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

•

Get the Facts from the Source - If you have any questions about the securities offering, call our information hotline at (877)              for more information. If you have any doubts about a transaction proposed to you by someone else, ask us whether the proposed arrangement is proper. You may be able to find helpful resources on the institution’s website or by visiting a branch office.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

Asheville Savings Bank

REVOCABLE PROXY

The undersigned hereby appoints the full Board of Directors of Asheville Savings Bank, and each of them, with full power of substitution, to act as proxy for the undersigned and to cast all votes which the undersigned is entitled to cast at the special meeting of members, to be held on ____________, 2011 at ___:____ __.m., local time, at ________________________________________, and at any and all adjournments of the special meeting, with all of the powers the undersigned would possess if personally present in accordance with the instructions set forth below:

1. FOR or AGAINST the approval of the plan of conversion pursuant to which Asheville Savings Bank will convert from the mutual to the stock form or organization, with the concurrent issuance and sale of all of Asheville Savings Bank’s outstanding capital stock to ASB Bancorp, Inc., a North Carolina corporation. As part of the voting on the plan of conversion, members will be approving the proposed stock articles of incorporation and bylaws for Asheville Savings Bank, which are exhibits to the plan of conversion. Pursuant to the plan of conversion, ASB Bancorp, Inc. will offer 100% of its outstanding common stock to certain depositors and eligible borrowers of Asheville Savings Bank and, if necessary to complete the offering, to the general public. After the conversion, ASB Bancorp, Inc., which currently has no assets, will own all of Asheville Savings Bank’s capital stock and will direct, plan and coordinate Asheville Savings Bank’s business activities.

VOTING FOR APPROVAL OF THE PLAN OF CONVERSION WILL ALSO INCLUDE APPROVAL OF THE ARTICLES OF INCORPORATION AND BYLAWS OF ASB BANCORP, INC. (INCLUDING THE ANTI-TAKEOVER/LIMITATION OF STOCKHOLDERS RIGHTS PROVISIONS) AND THE STOCK ARTICLES OF INCORPORATION OF ASHEVILLE SAVINGS BANK, S.S.B..

(Continued and to be marked, dated and signed on other side)

Detach the proxy voting card here

Your Board of Directors unanimously recommends a vote “FOR” the Plan of Conversion.

Your Board of Directors believes that converting to a public ownership structure will best support future growth and expanded services.

Your “FOR” vote is very important!

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION.

A detachable Stock Order Form is on the facing page.

Asheville Savings Bank

REVOCABLE PROXY

The undersigned hereby appoints the full Board of Directors of Asheville Savings Bank, and each of them, with full power of substitution, to act as proxy for the undersigned and to cast all votes which the undersigned is entitled to cast at the special meeting of members, to be held on ____________, 2011 at ___:____ __.m., local time, at ________________________________________, and at any and all adjournments of the special meeting, with all of the powers the undersigned would possess if personally present in accordance with the instructions set forth below:

1. FOR or AGAINST the approval of the plan of conversion pursuant to which Asheville Savings Bank will convert from the mutual to the stock form or organization, with the concurrent issuance and sale of all of Asheville Savings Bank’s outstanding capital stock to ASB Bancorp, Inc., a North Carolina corporation. As part of the voting on the plan of conversion, members will be approving the proposed stock articles of incorporation and bylaws for Asheville Savings Bank, which are exhibits to the plan of conversion. Pursuant to the plan of conversion, ASB Bancorp, Inc. will offer 100% of its outstanding common stock to certain depositors and eligible borrowers of Asheville Savings Bank and, if necessary to complete the offering, to the general public. After the conversion, ASB Bancorp, Inc., which currently has no assets, will own all of Asheville Savings Bank’s capital stock and will direct, plan and coordinate Asheville Savings Bank’s business activities.

VOTING FOR APPROVAL OF THE PLAN OF CONVERSION WILL ALSO INCLUDE APPROVAL OF THE ARTICLES OF INCORPORATION AND BYLAWS OF ASB BANCORP, INC. (INCLUDING THE ANTI-TAKEOVER/LIMITATION OF STOCKHOLDERS RIGHTS PROVISIONS) AND THE STOCK ARTICLES OF INCORPORATION OF ASHEVILLE SAVINGS BANK, S.S.B..

IMPORTANT: PLEASE VOTE, DATE AND SIGN ALL PROXIES AND RETURN IN THE ENCLOSED ENVELOPE.

Detach the proxy voting card here

Your Board of Directors unanimously recommends a vote “FOR” the Plan of Conversion.

Your Board of Directors believes that converting to a public ownership structure will best support future growth and expanded services.

Your “FOR” vote is very important!

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION.

A detachable Stock Order Form is on the facing page.